                                 Investor Contact: Colleen Mettler (314) 553-2197
                                 Media Contact: Charlotte Boyd (952) 994-8607

Emerson Reports First Quarter 2022 Results;
Updates 2022 Outlook
•Demand continued to be strong with December Trailing Three-Month Underlying Orders up 17 percent
•Net Sales were $4.5 billion, up 8 percent from the year prior; Underlying Sales were up
8 percent
•GAAP EPS was $1.50, up 103 percent from the year prior; Adjusted EPS (as defined below) was $1.05, up 13 percent
•Updated 2022 Full Year Outlook to reflect continued strong demand
•Declared quarterly cash dividend of $0.515 per share of common stock payable March 10, 2022 to stockholders of record February 11, 2022

ST. LOUIS, February 2, 2022 - Emerson (NYSE: EMR) today reported results for its first fiscal quarter ended December 31, 2021 and updated its full year outlook for fiscal 2022.
December Trailing Three-Month Underlying Orders were up 17 percent, as demand continued to be strong across all world areas and major end markets. First quarter Net Sales and Underlying Sales were up 8 percent. By geography, the Americas grew 11 percent, Europe grew 3 percent, and Asia, Middle East & Africa grew 6 percent. China grew 12 percent.
First quarter Pretax Margin of 26.3 percent was up 1280 basis points. Adjusted EBITA Margin, which excludes restructuring, first year purchase accounting charges and transaction fees, intangibles amortization expense and a gain from our Vertiv subordinated interest, was 19.6 percent, up 140 basis points.
Earnings Per Share, which includes a $0.60 gain from our Vertiv subordinated interest, were $1.50 for the quarter, up 103 percent. Adjusted Earnings Per Share, which excludes restructuring, first year purchase accounting charges and transaction fees, intangibles amortization expense and a gain from our Vertiv subordinated interest, were $1.05, up 13 percent. Earnings in the quarter were ahead of management expectations and benefited from better leverage, continued savings from effective cost management and favorable mix despite the ongoing supply chain headwinds.
Operating Cash Flow was $523 million for the quarter, down 35 percent, and Free Cash Flow was $407 million, down 41 percent. Cash flow results reflected higher inventory due to supply chain constraints but are on track to meet full year guidance expectations shared in November.
"We are pleased with our first quarter results. Strong demand continued in both the Automation Solutions and Commercial & Residential Solutions platforms with ongoing growth in residential, discrete and hybrid end markets, as well as strong recovery in our commercial and process automation end markets. Much like the rest of the industry, labor shortages, inflation and supply chain challenges remain a hurdle, but a strong focus on operational excellence and a steadfast commitment to our cost reset targets have proven valuable in offsetting these headwinds,” said Emerson President and Chief Executive Officer Lal Karsanbhai. “Given our first quarter results and the strength in both platforms, we have increased our 2022 full year outlook.
“We feel energized as our teams cultivate a world-class culture and we continue our portfolio evolution while maintaining our long-standing commitment to operational execution and financial results,” Karsanbhai continued. “I speak for the worldwide Emerson team when I say we’re ready to face the challenges of 2022 head on.”

Business Platform Results
Automation Solutions December trailing three-month underlying orders were up 19 percent driven by strong demand in all business groups and world areas. Backlog increased $500 million compared to the prior quarter to $6.0 billion.
Net sales increased 4 percent in the quarter, with underlying sales up 5 percent. The Americas were up 7 percent, Europe was flat, and Asia, Middle East & Africa was up 7 percent. China was up 17 percent.
Segment EBIT margin increased 530 basis points to 18.7 percent and Adjusted Segment EBITA margin, which excludes restructuring and intangibles amortization expense, increased 320 basis points to 21.5 percent. Favorable profitability was driven by increased volume, leverage, cost management and mix.
Commercial & Residential Solutions December trailing three-month underlying orders were up 13 percent driven by continued strength in both the residential and commercial businesses. Backlog increased $150 million compared to the prior quarter to $1.3 billion.
Net and underlying sales increased 13 percent. The Americas were up 17 percent, Europe was up 13 percent, and Asia, Middle East & Africa was up 4 percent. China was flat.

Segment EBIT margin decreased 310 basis points to 17.9 percent and Adjusted Segment EBITA margin (as defined above) decreased 320 basis points to 18.9 percent. Continued headwinds related to price-cost impacted profitability in the quarter but are expected to improve in the second half of the year.

2022 Updated Outlook
Despite ongoing supply chain constraints and challenges related to the COVID-19 pandemic, we continue to see strong demand in both of our platforms resulting in increased sales and updated earnings expectations for the year. Net and Underlying Sales guidance is increased by 1 percent to 6 to 8 percent and 7 to 9 percent, respectively. Earnings Per Share guidance of $4.71 to $4.86 have been updated to reflect the operational impact of increased sales guidance and now includes the impact of estimated AspenTech transaction fees and interest expense on $3 billion of debt already issued to fund the transaction. Adjusted Earnings Per Share have been increased to $4.90 to $5.05.
The following tables summarize the updated fiscal year 2022 and second quarter 2022 guidance framework. The tables below do not include the operational impact of the impending transaction with AspenTech, which is expected to close in the second calendar quarter of 2022.

2022 Guidance
Net Sales Growth	6% - 8%	Operating Cash Flow	$3.8B
Automation Solutions	5% - 7%	Capital Spend	$650M
Commercial & Residential Solutions	8% - 10%	Free Cash Flow	$3.1B
		Dividend	$1.2B
Underlying Sales Growth	7% - 9%	Share Repurchase	$250M - $500M
Automation Solutions	7% - 9%
Commercial & Residential Solutions	9% - 11%	Tax Rate	22%
		Restructuring Actions	$150M
GAAP EPS	$4.71 - $4.86	Price-Cost	$175M
Adjusted EPS	$4.90 - $5.05

2022 Q2 Guidance
Net Sales Growth	4% - 6%
Automation Solutions	3% - 5%
Commercial & Residential Solutions	7% - 9%

Underlying Sales Growth	6% - 8%
Automation Solutions	5% - 7%
Commercial & Residential Solutions	9% - 11%

GAAP EPS	$0.98 - $1.03
Adjusted EPS	$1.15 - $1.20

Note 1: All figures are approximate

Upcoming Investor Events
Today, beginning at 8:00 a.m. Central Time / 9:00 a.m. Eastern Time, Emerson management will discuss the first quarter results during an investor conference call. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will be available for 90 days. Conference call slides will be posted in advance of the call on the company website.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the Company's ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed AspenTech transaction, the scope, duration and ultimate impact of the COVID-19 pandemic as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. The outlook contained herein represents the Company's expectation for its consolidated results, excluding the expected AspenTech transaction other than as noted herein.
(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended Dec 31		Percent
	2020	2021	Change

Net sales	$4,161	$4,473	8%
Cost of sales	2,438	2,651
SG&A expenses	998	1,011
Gain on subordinated interest	—	(453)
Other deductions, net	122	51
Interest expense, net	40	38
Earnings before income taxes	563	1,175	109%
Income taxes	111	280
Net earnings	452	895
Less: Noncontrolling interests in subsidiaries	7	(1)
Net earnings common stockholders	$445	$896	101%

Diluted avg. shares outstanding	601.9	598.1

Diluted earnings per share common share	$0.74	$1.50	103%

	Quarter Ended Dec 31
	2020	2021
Other deductions, net
Amortization of intangibles	$78	$63
Restructuring costs	66	9
Other	(22)	(21)
Total	$122	$51

		Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Dec 31
	2020	2021
Assets
Cash and equivalents	$2,197	$4,726
Receivables, net	2,652	2,745
Inventories	2,013	2,335
Other current assets	819	1,054
Total current assets	7,681	10,860
Property, plant & equipment, net	3,693	3,685
Goodwill	7,832	7,695
Other intangible assets	3,196	2,791
Other	1,276	1,928
Total assets	$23,678	$26,959

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$1,717	$37
Accounts payable	1,694	2,100
Accrued expenses	2,965	3,194
Total current liabilities	6,376	5,331
Long-term debt	5,892	8,722
Other liabilities	2,471	2,618
Total equity	8,939	10,288
Total liabilities and equity	$23,678	$26,959

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Dec 31
	2020	2021
Operating activities
Net earnings	$452	$895
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	244	231
Stock compensation	64	41
Pension expense	8	1
Changes in operating working capital	71	(185)
Gain on subordinated interest	—	(453)
Other, net	(31)	(7)
Cash provided by operating activities	808	523

Investing activities
Capital expenditures	(122)	(116)
Purchases of businesses, net of cash and equivalents acquired	(1,611)	(39)
Proceeds from subordinated interest	—	438
Other, net	13	2
Cash provided by (used in) investing activities	(1,720)	285

Financing activities
Net increase in short-term borrowings	340	(335)
Proceeds from long-term debt	—	2,975
Payments of long-term debt	(301)	(501)
Dividends paid	(303)	(307)
Purchases of common stock	(13)	(253)
Other, net	42	22
Cash provided by (used in) financing activities	(235)	1,601

Effect of exchange rate changes on cash and equivalents	29	(37)
Increase (Decrease) in cash and equivalents	(1,118)	2,372
Beginning cash and equivalents	3,315	2,354
Ending cash and equivalents	$2,197	$4,726

		Table 4
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Dec 31
	2020	2021
Sales
Measurement & Analytical Instrumentation	$698	$735
Valves, Actuators & Regulators	806	816
Industrial Solutions	508	566
Systems & Software	680	688
Automation Solutions	2,692	2,805

Climate Technologies	1,031	1,163
Tools & Home Products	445	508
Commercial & Residential Solutions	1,476	1,671

Eliminations	(7)	(3)
Net sales	$4,161	$4,473

Earnings
Automation Solutions	$361	$526

Climate Technologies	212	192
Tools & Home Products	98	107
Commercial & Residential Solutions	310	299

Stock compensation	(64)	(41)
Unallocated pension and postretirement costs	24	26
Corporate and other	(28)	(50)
Gain on subordinated interest	—	453
Interest expense, net	(40)	(38)
Earnings before income taxes	$563	$1,175

	Table 4 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Dec 31
	2020	2021
Restructuring costs
Automation Solutions	$64	$5

Climate Technologies	1	2
Tools & Home Products	1	1
Commercial & Residential Solutions	2	3

Corporate	—	1
Total	$66	$9
The table above does not include $3 and $9 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the three months ended December 31, 2020 and 2021, respectively.

Depreciation and Amortization
Automation Solutions	$156	$155

Climate Technologies	49	47
Tools & Home Products	19	20
Commercial & Residential Solutions	68	67

Corporate and other	20	9
Total	$244	$231

Table 5
EMERSON AND SUBSIDIARIES
ADJUSTED EBITA & EPS SUPPLEMENTAL
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

The following tables, which show results on an adjusted EBITA basis and diluted earnings per share on an adjusted basis, are intended to supplement the Company's discussion of its results of operations herein. The Company defines adjusted EBITA as earnings excluding interest expense, net, income taxes, intangibles amortization expense, restructuring expense, first year purchase accounting related items and transaction fees, and certain gains, losses or impairments. Adjusted earnings per share excludes intangibles amortization expense, restructuring expense, first year purchase accounting related items and transaction fees, and certain gains, losses or impairments. Adjusted EBITA, adjusted EBITA margin, and adjusted earnings per share are measures used by management and may be useful for investors to evaluate the Company's operational performance.

	Quarter Ended Dec 31
	2020	2021

Pretax earnings	$563	$1,175
Percent of sales	13.5%	26.3%
Interest expense, net	40	38
Restructuring and related costs	69	18
Amortization of intangibles	81	77
Gain on subordinated interest	—	(453)
AspenTech transaction costs	—	23
Gain on acquisition of full ownership of equity investment	(17)	—
OSI first year acquisition accounting charges and fees	21	—
Adjusted EBITA	$757	$878
Percent of sales	18.2%	19.6%

	Quarter Ended Dec 31
	2020	2021

GAAP earnings per share	$0.74	$1.50

Restructuring and related costs	0.09	0.02
Amortization of intangibles	0.10	0.10
Gain on subordinated interest	—	(0.60)
AspenTech transaction costs	—	0.03
Gain on acquisition of full ownership of equity investment	(0.03)	—
OSI first year acquisition accounting charges and fees	0.03	—

Adjusted earnings per share	$0.93	$1.05

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT EBITA
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Dec 31
	2020	2021
Automation Solutions

Automation Solutions EBIT	$361	$526
Percent of sales	13.4%	18.7%
Restructuring and related costs	64	12
Amortization of intangibles	68	65
Automation Solutions EBITA	$493	$603
Percent of sales	18.3%	21.5%

Commercial & Residential Solutions

Commercial & Residential Solutions EBIT	$310	$299
Percent of sales	21.0%	17.9%
Restructuring and related costs	3	4
Amortization of intangibles	13	12
Commercial & Residential Solutions EBITA	$326	$315
Percent of sales	22.1%	18.9%

Reconciliations of Non-GAAP Financial Measures & Other			Table 7

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

Q1 2022 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	4%	13%	8%
(Favorable) / Unfavorable FX	1%	—%	—%
Acquisitions / Divestitures	—%	—%	—%
Underlying*	5%	13%	8%

Q2 2022E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	3% - 5%	7% - 9%	4% - 6%
(Favorable) / Unfavorable FX	2%	2%	2%
Acquisitions / Divestitures	—%	—%	—%
Underlying*	5% - 7%	9% - 11%	6% - 8%

FY 2022E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	5% - 7%	8% - 10%	6% - 8%
(Favorable) / Unfavorable FX	2%	1%	1%
Acquisitions / Divestitures	—%	—%	—%
Underlying*	7% - 9%	9% - 11%	7% - 9%

Q1 Earnings Per Share	Q1 FY21	Q1 FY22	Change
Earnings per share (GAAP)	$0.74	$1.50	103%
Restructuring and related costs	0.09	0.02	(10)%
Amortization of intangibles	0.10	0.10	—%
Gain on subordinated interest	—	(0.60)	(84)%
AspenTech transaction costs	—	0.03	4%
Gain on acquisition of full ownership of equity investment	(0.03)	—	4%
OSI purchase accounting and fees	0.03	—	(4)%
Adjusted earnings per share*	$0.93	$1.05	13%

Earnings Per Share	Q2 FY22E	FY22E
Earnings per share (GAAP)	$0.98 - $1.03	$4.71 - $4.86
Restructuring and related costs	0.04	0.20
Amortization of intangibles	0.10	0.39
Gain on subordinated interest	—	(0.60)
AspenTech transaction costs and interest expense	0.03	0.20
Adjusted earnings per share*	$1.15 - $1.20	$4.90 - $5.05

- more -

EBIT and EBITA Margin	Q1 FY21	Q1 FY22	Change
Pretax margin (GAAP)	13.5%	26.3%	1280 bps
Interest expense, net	1.0%	0.8%	(20) bps
Restructuring and related costs	1.7%	0.4%	(130) bps
Amortization of intangibles	1.9%	1.7%	(20) bps
Gain on subordinated interest	—%	(10.1)%	(1010) bps
AspenTech transaction costs	—%	0.5%	50 bps
Gain on acquisition of full ownership of equity investment	(0.4)%	—%	40 bps
OSI purchase accounting items	0.5%	—%	(50) bps
Adjusted EBITA margin*	18.2%	19.6%	140 bps

Automation Solutions Segment EBIT Margin	Q1 FY21	Q1 FY22	Change
Automation Solutions Segment EBIT margin (GAAP)	13.4%	18.7%	530 bps
Restructuring and related costs	2.4%	0.5%	(190) bps
Amortization of intangibles impact	2.5%	2.3%	(20) bps
Automation Solutions Adjusted Segment EBITA margin*	18.3%	21.5%	320 bps

Commercial & Residential EBIT Margin	Q1 FY21	Q1 FY22	Change
Commercial & Residential EBIT margin (GAAP)	21.0%	17.9%	(310) bps
Restructuring and related costs	0.2%	0.3%	10 bps
Amortization of intangibles impact	0.9%	0.7%	(20) bps
Commercial & Residential Adjusted EBITA margin*	22.1%	18.9%	(320) bps

Q1 Cash Flow	Q1 FY21	Q1 FY22	Change
Operating cash flow (GAAP)	$808	$523	(35)%
Capital expenditures	(122)	(116)	(6)%
Free cash flow*	$686	$407	(41)%

FY 2022E Cash Flow	FY 2022E
Operating cash flow (GAAP)	~ $ 3.8B
Capital expenditures	650M
Free cash flow*	~ $ 3.1B

Note 1: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.
Note 2: All fiscal year 2022E figures are approximate, except where range is given.

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